Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MDxHealth SA

Herstal, Belgium

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 6, 2021, in the Registration Statement (Form F-1 No. 333-260213) and related Prospectus of MDxHealth SA dated October 28, 2021.

BDO Réviseurs d’Entreprises SRL

On behalf of it,

/s/ Bert Kegels

Zaventem, Belgium

October 28, 2021